Exhibit 10.3

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

RIEMER & BRAUNSTEIN LLP

THREE CENTER PLAZA

BOSTON, MASSACHUSETTS 02108

ATTENTION: KEVIN J. LYONS, ESQUIRE

THIS DOCUMENT TO BE RECORDED BOTH AS A

DEED OF TRUST AND A FIXTURE FILING

THIS DOCUMENT SECURES OBLIGATIONS WHICH CONTAIN A PROVISION FOR A

VARIABLE RATE OF INTEREST

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT, AND FIXTURE FILING

TRUSTOR:	SSTI 12714 S LA CIENEGA BLVD, LLC, a Delaware limited liability company

BENEFICIARY:	KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent and Lender

TRUSTEE:	Commonwealth Land Title Company, a California corporation

DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT, AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING (“Deed of Trust”) is made as of the 1st day of July, 2011, by SSTI 12714 S LA CIENEGA BLVD, LLC, a Delaware limited liability company having an address at c/o Strategic Storage Holdings, LLC, 111 Corporate Drive, Suite 120, Ladera Ranch, CA 92694 (the “Trustor”) in favor of Commonwealth Land Title Company, a California corporation, having a place of business at 801 S. Figueroa St., Suite 870, Los Angeles, CA 90017, as trustee (“Trustee”), for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent under a Credit Agreement (hereinafter called the “Credit Agreement”) dated July 1, 2011 among the Trustor, Strategic Storage Operating Partnership, L.P., and its Subsidiaries party to the Credit Agreement as “Borrower”, KeyBank National Association and the other lending institutions which become parties to the Credit Agreement (KeyBank National Association and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the “Lenders” and individually as the “Lender”), and KeyBank National Association, as Agent, having a place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter, “Agent”) (hereinafter, the Agent and the Lenders are called “Beneficiary”).

The term Trustor shall include wherever the context permits its successors and assigns. The term Beneficiary shall include, wherever the context permits, its successors and assigns as the beneficiary for the time being of this Deed of Trust and the holder of the Note and other Obligations hereby secured.

This Deed of Trust is granted pursuant to the terms, provisions and conditions the Credit Agreement. Further, this Deed of Trust is intended to constitute: (i) a deed of trust under California law, (ii) a fixture filing under Section 9334 of the Uniform Commercial Code of California, and (iii) a security agreement and financing statement under the Uniform Commercial Code of California. This Deed of Trust is also intended to operate and be construed as an absolute present assignment of the rents, issues and profits of the Property, in accordance with the provisions of California Civil Code §2938, as the same may be amended from time to time, Trustor hereby agreeing that Beneficiary is entitled to receive the rents, issues and profits of the Property prior to an Event of Default and without entering upon or taking possession of the Property, all as more particularly described in and subject to the Credit Agreement. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

WITNESSETH

TRUSTOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS AND ASSIGNS:

To Trustee, in trust, with power of sale and right of entry and possession, all of its present and future estate, right, title and interest in and to that certain real property located in the County of Los Angeles, State of California, as more particularly described in Exhibit A attached hereto and made a part hereof, including all easements and rights used in connection therewith or as a means of access thereto, together with all right, title and interest that Trustor now has or may hereafter acquire in:

A. Real Estate. The fee simple interest of the Trustor in and to that certain parcel of land located in Los Angeles County, California more particularly described on Exhibit A which is annexed hereto and made a part hereof (“Land”), together with the improvements and other structures now or hereafter situated thereon (such improvements and other structures being sometimes collectively called the “Improvements”) commonly known as and numbered 12714 S. La Cienega Blvd, Hawthorne, Los Angeles County, California, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (hereinafter, collectively the “Real Estate”);

B. Fixtures. All real estate fixtures or items which by agreement of the parties may be deemed to be such fixtures, now or hereafter owned by Trustor, or in which Trustor has or hereafter obtains an interest, and now or hereafter located in or upon the Real Estate, or now or hereafter attached to, installed in, or used in connection with any of the Real Estate, including, but not limited to, any and all portable or sectional buildings, bathroom, plumbing, heating, lighting, refrigerating, ventilating and air-conditioning apparatus and equipment, garbage incinerators and receptacles, elevators and elevator machinery, boilers, furnaces, stoves, tanks, motors, sprinkler and fire detection and extinguishing systems, doorbell and alarm systems, window shades, screens, awnings, screen doors, storm and other detachable windows and doors, mantels, partitions, built-in cases, counters and other fixtures whether or not included in the foregoing enumeration (“Fixtures”);

C. Additional Appurtenances. All bridges, easements, rights of way, licenses, privileges, hereditaments, permits and appurtenances hereafter belonging to or enuring to the benefit of the Real Estate and all right, title and interest of Trustor in and to the land lying within any street or roadway adjoining any of the Real Estate and all right, title and interest of Trustor in and to any vacated or hereafter vacated streets or roads adjoining any of the Real Estate and any and all reversionary or remainder rights (“Additional Appurtenances”);

D. Awards. All of the right, title and interest of Trustor in and to any award or awards heretofore made or hereafter to be made by any municipal, county, state or federal authorities to the present or any subsequent owners of any of the Real Estate or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, including, without limitation, any award or awards, or settlements or payments, or other compensation hereafter made resulting from (x) condemnation proceedings or the taking of the Real Estate, or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, or any part thereof, under the power of eminent domain, or (y) the alteration of grade or the location or discontinuance of any street adjoining the Land or any portion thereof, or (z) any other injury to or decrease in value of the Mortgaged Property (as hereinafter defined)(“Awards”);

E. Leases. All leases or subleases now or hereafter entered into of the Real Estate, or any portion thereof, and all rents, issues, profits, revenues, earnings and royalties therefrom, and all right, title and interest of Trustor thereunder, including, without limitation, cash, letters of credit, or securities deposited thereunder to secure performance by the tenants or occupants of their obligations thereunder, whether such cash, letters of credit, or securities are to be held until the expiration of the terms of such leases, subleases or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of such terms including, without limitation, the right to receive and collect the rents thereunder (“Leases”); and

F. Personal Property. All tangible and intangible personal property now owned or at any time hereafter acquired by Trustor of every nature and description, and used in any way in connection with the Real Estate, the Fixtures, the Additional Appurtenances, or any other portion of the Mortgaged Property, including, without limitation express or implied upon the generality of the foregoing, all Equipment, Goods, Inventory, Fixtures, Accounts, Instruments, Documents and General Intangibles (as each such capitalized term is defined in the Uniform Commercial Code in effect in the state where the Real Estate is situated) and further including, without any such limitation, the following whether or not included in the foregoing: materials; supplies; furnishings; chattel paper; money; bank accounts; security deposits; utility deposits; any insurance or tax reserves deposited with Agent; any cash collateral deposited with Agent; claims to rebates, refunds or abatements of real estate taxes or any other taxes; contract rights; plans and specifications; licenses, permits, approvals and other rights; the rights of Trustor under contracts with respect to the Real Estate or any other portion of the Mortgaged Property, or the Project; signs, brochures, advertising, the name by which the Mortgaged Property is known and any variation of the words thereof, and good will; copyrights, service marks, and all goodwill associated therewith; and trademarks; all proceeds paid for any damage or loss to all or any portion of the Real Estate, the Fixtures, the Additional Appurtenances, any other Personal Property or any other portion of the Mortgaged Property (“Insurance Proceeds”); all Awards; all Leases; all books and records; and all proceeds, products, additions, accessions, substitutions and replacements to any one or more of the foregoing (collectively, the “Personal Property”).

All of the Real Estate, Fixtures, Additional Appurtenances, Awards, Leases, Rents and Personal Property is hereinafter referred to collectively as the “Mortgaged Property.” The Trustor and the Agent and the Lenders hereby acknowledge that the Mortgaged Property does not, and shall not, consist of any Fixtures or Personal Property of any of the tenants of the Trustor, except to the extent that the Trustor has any rights, title, or interest in and to said Fixtures and Personal Property.

Notwithstanding the forgoing, to the extent that the Credit Agreement provides for particular rights in favor of Borrower related to the handling, processing or treatment of specific portions of the Mortgaged Property, including but not limited to use of proceeds of any Awards, rights of receipt and collection of rents in connection with Leases and rights related to particular portions of the Personal Property, the definition of Mortgaged Property shall include and the Mortgaged Property shall be subject to any such particular rights as are expressly provided to Borrower in the Credit Agreement.

TO HAVE AND TO HOLD said Mortgaged Property bargained and described, together with all and singular the lands, tenements, privileges, water rights, hereditaments and appurtenances thereto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estate, right, title, claim and demands whatsoever of Trustor, either in law or in equity, of, in and to the above-bargained Mortgaged Property forever, as security for the faithful performance of the Obligations under the Note secured hereby and as security for the faithful performance of each and all of the covenants, agreements, terms and conditions of this Deed of Trust, FOR THE PURPOSE OF SECURING THE OBLIGATIONS:

The term “Obligations” shall mean and include:

A. The payment of the principal sum, interest at variable rates as may be adjusted from time to time, charges and indebtedness evidenced by certain promissory notes (hereinafter individually and collectively referred to as the “Note”) issued under and in accordance with the Credit Agreement, including any extensions, renewals, replacements, increases, modifications and amendments thereof, in the original aggregate amount of up to TWENTY-TWO MILLION DOLLARS ($22,000,000.00) given by Borrower to the order of the respective Lenders;

B. The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by Trustor under and pursuant to this Deed of Trust or the Credit Agreement and also by Borrower under and pursuant to each of the other Loan Documents referred to in, or executed in connection with, the Credit Agreement;

C. The payment of all reasonable costs, expenses, legal fees, including those incurred in proceedings under 11 U.S.C., and liabilities incurred by Agent and the Lenders in connection with the enforcement of any of Agent’s or any Lender’s rights or remedies under this Deed of Trust, the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed; and

D. The payment, performance, discharge and satisfaction of all other liabilities and obligations of Trustor to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation express or implied upon the generality of the foregoing, each liability and obligation of Borrower under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby, including, without limitation, those arising in connection with any Hedging Obligations.

This instrument is sometimes referred to as “this Deed of Trust”.

Trustor hereby grants to Agent, on behalf of the Lenders, a continuing security interest in all of the Mortgaged Property in which a security interest may be granted under the Uniform Commercial Code as such is in effect in the State of California including, without limitation, the Fixtures and the Personal Property, together with all proceeds and products, whether now or at any time hereafter acquired and used in any way in connection with the development, construction, marketing or operation of the Real Estate, or in connection with the Project, to secure all Obligations.

This Deed of Trust creates a lien on the Mortgaged Property, and to the extent the Mortgaged Property is not real property under applicable law this Deed of Trust constitutes a security agreement under the California Uniform Commercial Code and any other applicable law and is filed as a fixture filing. If required by Agent, at any time during the term of this Deed of Trust, Trustor will execute and deliver to Agent, in form satisfactory to Agent, additional security agreements, financing statements and/or other instruments covering all Personal Property or Fixtures of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Estate or used, useful or held for use, in the operation of the Improvements.

Trustor covenants, warrants, represents and agrees with Agent, its successors and assigns, that:

1.	Title. Trustor has good record and marketable title to the Mortgaged Property and has good right, full power and lawful authority to grant and convey the same in the manner aforesaid; and that the Mortgaged Property are free and clear of all encumbrances and exceptions, except for the schedule of exceptions, if any, listed in the title insurance policy insuring Agent’s interest in the Mortgaged Property which are incorporated into this Deed of Trust, and specifically Exhibit B hereof, by this reference (the “Permitted Title Exceptions”). Trustor shall make any further assurances of title that Agent may in good faith require including, without limitation, such further instruments as may be requested by Agent to confirm the assignment to Beneficiary of all Awards.

2.	Performance of Obligations. Trustor shall pay the Note and interest thereon as the same shall become due and payable, and pay and perform and observe all of the obligations and conditions set forth in each of the Note, this Deed of Trust, the Assignment of Leases and Rents, the Credit Agreement, and each of the other Loan Documents or other agreements, if any, executed by Trustor in connection with the Loan.

3.

Protection and Maintenance. Consistent with the Credit Agreement and, in all cases, ordinary wear and tear excepted, Trustor shall protect and maintain, or cause to be maintained, in good, first-class and substantial order, repair and tenantable condition at all times, including, where applicable, construction of the Improvements contemplated by the Credit Agreement, the buildings and structures now standing or hereafter erected on the Mortgaged Property, and any additions and improvements thereto, and all Personal Property now or hereafter situated therein, and the utility services on the Mortgaged

Property, the parking areas and access roads on the Mortgaged Property, and all building fixtures and equipment and articles of personal property now or hereafter acquired and used in connection with the operation of the Mortgaged Property. Trustor shall promptly replace any of the aforesaid which may become lost, destroyed or unsuitable for use with other property of similar character, consistent with any applicable provisions of the Credit Agreement.

4.	Insurance Coverages. Trustor shall insure (or cause to be insured) the Mortgaged Property and the operation thereof with such coverages and in such amounts as are required by the provisions of the Credit Agreement and shall at all times keep such insurance in full force and effect and pay all premiums therefor annually, in advance. Trustor hereby irrevocably appoints Agent its true and lawful attorney-in-fact, with full power of substitution, to assign any such policy in the event of the foreclosure of this Deed of Trust or other transfer of title to the Mortgaged Property in extinguishment, in whole or in part of the Obligations secured hereby.

5.	Insurance Proceeds. Subject to the provisions of the Credit Agreement relating to the application of insurance proceeds, the proceeds of any hazard insurance shall be applied to or toward the indebtedness secured hereby in such order as Agent may determine. Notwithstanding anything in this Section 5 to the contrary, however, if the insurer denies liability to Trustor, Trustor shall not be relieved of any obligation under Section 3 of this Deed of Trust. If, pursuant to the provisions hereof and of the Credit Agreement, Agent and the Lenders applies insurance proceeds to the Loan and does not release the same to Trustor, the obligation of Trustor to repair, restore or rebuild shall be limited to taking all actions reasonably required to make the Mortgaged Property safe and in compliance with Legal Requirements and to restore the undamaged portion to an economically functional unit to the extent that it is reasonably possible to do so, taking into consideration, without limitation, the economic viability of such unit within the context of the then current condition of the overall Mortgage Property.

6.

Eminent Domain. Subject to the provisions of the Credit Agreement relating to the application of condemnation proceeds, the Awards of damages on account of any condemnation for public use of, or injury to, the Mortgaged Property shall be paid to Agent; such Awards shall, at the option of Agent, be applied to or toward the indebtedness secured hereby in such order as Agent may determine, or in the case of a partial taking, at Agent’s discretion, may be so applied or released to Trustor upon such conditions as Agent may prescribe to be applied to restoration of that part of the Mortgaged Property which remains, but not more than such portion of such Awards as may be required to restore or repair such damage or injury shall be so released; and any balance remaining shall be applied by Agent to or toward the indebtedness secured hereby in such order as Agent may determine. If Agent and the Lenders apply such Awards to the Loan and do not release the same to Trustor, the obligation of Trustor to repair, restore or rebuild shall be limited to taking all actions reasonably required to make the Mortgaged Property, or what remains thereof, safe and in compliance with Legal Requirements and to restore the remaining portion to an economically functional unit to the extent that it is reasonably possible to do so, taking into consideration, without limitation, the economic viability of such unit within the context of the then current condition of the overall Mortgage Property.

7.	No Waste; Compliance With Law. Trustor shall not commit or suffer any strip or waste of the Mortgaged Property, or any portion thereof (ordinary wear and tear excepted), or any violation of any law, rule, regulation, ordinance, license or permit, or the requirements of any licensing authority affecting the Mortgaged Property or any business conducted thereon, and shall not commit or suffer any demolition, removal or material alteration of any of the Mortgaged Property (except for the replacement of Fixtures and Personal Property in the ordinary course of business, so long as items of comparable value and quality are installed free and clear of liens in favor of any other party), without the express prior written consent of Agent in each instance which consent shall not be unreasonably withheld or delayed, and shall not violate nor suffer the violation of the covenants and agreements, if any, of record against the Mortgaged Property, and in all respects Trustor shall do all things necessary to comply with, and keep in full force and effect all licenses, permits and other governmental authorizations for the operation of the Mortgaged Property for its intended purposes, including, without limitation express or implied, the licenses, permits and authorizations referenced in the Credit Agreement.

8.	Environmental and Related Matters; Indemnification. The Trustor shall at all times comply with all of the terms, conditions and provisions imposed on Trustor under the Environmental Indemnity.

9.	Payment of Taxes and Prevention of Liens. Trustor shall pay before delinquent or before any penalty for nonpayment attaches thereto, all taxes, assessments and charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Mortgaged Property or any part thereof, or upon the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes. Trustor may apply for tax abatements and prosecute diligently and in good faith claims for refund, and may also challenge any taxes, assessments and charges through normal or authorized procedures or processes, in any case, so long as: (i) no additional taxes, interest thereon or penalties are incurred thereby, (ii) a sufficient tax reserve fund, if applicable in the context, and if applicable, as determined by Agent in good faith has been deposited with Agent, and (iii) no proceedings are instituted to divest Trustor of title to all or any portion of the Mortgaged Property. Trustor shall pay all sums which, if unpaid, may result in the imposition of a lien on the Mortgaged Property before such lien may attach (except that real estate taxes need not be paid prior to the due date thereof) or which may result in conferring upon a tenant of any part or all of the Mortgaged Property a right to recover such sums as prepaid rent.

10.	Due On Sale; No Other Encumbrances; No Transfer of Ownership Interests; Failure to Comply with Permitted Title Exceptions. Except as otherwise specifically provided for in the Credit Agreement, or in this Deed of Trust, it shall be an Event of Default under the Credit Agreement, a breach of the conditions of this Deed of Trust and an event permitting Agent or any Lender to accelerate all indebtedness secured hereby, if, without Agent’s prior written consent in each instance, which consent may be granted, withheld or conditionally granted in Agent’s sole discretion: (a) there is any sale, conveyance, transfer or encumbrance of, or lien imposed upon, all or any portion of the Mortgaged Property; or (b) there is a failure to comply with the provisions of, or there is a default under, any of the Permitted Title Exceptions unless cured within any applicable grace period provided for in the applicable Permitted Title Exception.

11.	Agent’s and Lenders’ Rights. If Trustor shall neglect or refuse: (a) to maintain and keep in good repair the Mortgaged Property or any part thereof as required by this Deed of Trust or the Credit Agreement, or (b) to maintain and pay the premiums for insurance which may be required by this Deed of Trust or the Credit Agreement, or (c) to pay and discharge all taxes –of whatsoever nature, assessments and charges of every nature and to whomever assessed, as required by this Deed of Trust or the Credit Agreement, or (d) to pay the sums required to be paid by this Deed of Trust or the Credit Agreement, or (e) to satisfy any other terms or conditions of this Deed of Trust, or any instrument secured hereby, Agent may, at its election in each instance, but without any obligation whatsoever to do so, upon thirty (30) days prior written notice (except in the case of (i) an emergency where there is danger to person or property, or (ii) required insurance coverage would lapse, or (iii) an Event of Default exists, in each of which events no notice shall be required), but in any event subject to any relevant provision of the Credit Agreement, cause such repairs or replacements to be made, obtain such insurance or pay said taxes, assessments, charges, and sums, incur and pay reasonable amounts in protecting its rights hereunder and the security hereby granted, pay any balance due under any conditional agreement of sale (or lease) of any property included as a part of the Mortgaged Property, and pay any amounts as Agent deems reasonably necessary or appropriate to satisfy any term or condition of this Deed of Trust, which Trustor shall have failed to satisfy, or to remedy any breach of such term or condition, and any amounts or expenses so paid or incurred, together with interest thereon from the date of payment by Agent or the Lenders at the Default Rate as provided in the Note or Credit Agreement shall be immediately due and payable by Trustor to Agent and the Lenders and until paid shall be secured hereby equally and ratably, and the same may be collected as part of said principal debt in any suit hereon or upon the Note. No payment by Agent or the Lenders shall relieve Trustor from any default hereunder or impair any right or remedy of Agent consequent thereon.

12.	Reserved.

13.	Certain Expenses. If any action or proceeding is commenced, including, without limitation, an action to foreclose this Deed of Trust or to collect the debt hereby secured,

to which action or proceeding Agent or any Lender is made a party by reason of the execution of this Deed of Trust, or by reason of any obligation which it secures, or by reason of entry or any other action under this Deed of Trust, or if in Agent’s judgment it becomes necessary in connection with legal proceedings or otherwise to defend or uphold the Deed of Trust hereby granted or the lien hereby created or any act taken to defend or uphold the Deed of Trust hereby granted or the lien hereby created or any act taken under this Deed of Trust, all sums reasonably paid or incurred by Agent or any Lender for the expense of any litigation or otherwise, in connection with any rights created by this Deed of Trust or any other Loan Document, shall be paid by Trustor, or may at the option of Agent, if not so paid, be added to the debt secured hereby and shall be secured hereby equally and ratably and shall bear interest until paid at the Default Rate set forth in the Note or the Credit Agreement.

14.	Regarding Leases. Except for leases entered into with self storage customers or any leases in connection with other uses not exceeding five percent (5%) of the annual gross revenue for the Property, and except as otherwise provided in the Credit Agreement, Trustor shall not enter into any leases or occupancy agreements with respect to the Mortgaged Property and shall not modify or amend any such leases or occupancy agreements without Agent’s prior written consent in each instance. As to all leases and occupancy agreements other than self storage customer leases or any leases or occupancy agreements in connection with other uses not exceeding five percent (5%) of the annual gross revenue for the Property, but in any event subject to the terms of the Credit Agreement, Agent, at its option from time to time, may require that all security deposits and similar funds or security provided by a lessee or occupant be deposited with Agent, or with an escrow agent satisfactory to Agent, subject to the rights of the lessee or occupant, but otherwise subject to a security interest in favor of Agent.

15.	Declaration of Subordination. At the option of Agent, which may be exercised at any time or from time to time, by written notice to Trustor and to any applicable tenant, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or condemnation proceeds as contemplated hereunder or in the Credit Agreement), to any and all leases of all or any part of the Mortgaged Property upon the execution by Agent and recording or filing thereof, at any time hereafter in the appropriate official records of the county wherein the Mortgaged Property are situated of a unilateral declaration to that effect.

16.

Further Assignment by Trustor. Consistent with and subject to the Credit Agreement, Trustor hereby further assigns to Agent, on behalf of the Lenders, as security for the Obligations, the lessor’s interests in any or all leases, now or hereafter outstanding, and to the extent it may lawfully do so Trustor’s interests in all agreements, contracts, licenses and permits, now or hereafter outstanding, affecting all or any portion of the Mortgaged Property. Trustor shall execute, acknowledge and deliver such further or confirmatory assignments thereof, by instruments in form satisfactory to the Agent, as Agent may reasonably require. Trustor hereby authorizes Agent in the event of foreclosure, to sell and assign said interests to the purchaser at foreclosure, but neither such assignment nor any such future assignment shall be construed as binding Agent to any lease, agreement, contract, license or permit so assigned, or to impose upon Agent any obligations with respect thereto. Trustor hereby irrevocably appoints Agent, or any agent designated by Agent, the true and lawful attorney-in-fact of Trustor, with full power of substitution, to execute, acknowledge and deliver any such assignment on behalf of Trustor which Trustor fails or refuses to do.

17.	Assignment of Rents. Consistent with and subject to the Credit Agreement, Trustor does hereby authorize and empower Agent to collect all rents, issues and profits arising or accruing under the Leases or from the Mortgaged Property as they become due, and does hereby irrevocably authorize and direct, each and every present and future Tenant of the whole or any part of the Mortgaged Property, upon receipt of written notice from Agent in accordance with California Civil Code Section 2938(k) (as same may be amended from time to time), to pay all rents, issues and profits thereafter arising or accruing under the Leases or from the Mortgaged Property to Agent and to continue to do so until otherwise notified by Agent, and Trustor agrees that each and every Tenant shall have the right to rely upon such notice by Agent without any obligation or right to inquire as to whether any Event of Default exists and notwithstanding any notice or claim of Trustor to the contrary, and that Trustor shall have no right or claim against any Tenant for any rents paid by such Tenant to Agent following receipt of such notice.

18.	UCC Filing. Trustor upon Agent’s written request shall promptly cause this Deed of Trust and any required financing statements to be recorded and re-recorded, registered and re-registered, filed and re-filed at such times and places as may be required by law or reasonably deemed advisable by Agent to create, preserve or protect the priority hereof and of any lien created hereby upon the Mortgaged Property or any part thereof; and Trustor shall from time to time do and cause to be done all such things as may be required by Agent, or required by law, including all things which may from time to time be necessary under the Uniform Commercial Code of the State of California fully to create, preserve and protect the priority hereof and of any lien created hereby upon said property. Trustor hereby irrevocably appoints Agent, or any agent designated by Agent, the true and lawful attorney-in-fact of Trustor, with full power of substitution, to execute, acknowledge and deliver any such things on behalf of Trustor which Trustor fails or refuses to do.

19.	Right to Deal with Successor. Agent may, without notice to any person, deal with any successor in interest of Trustor herein regarding this Deed of Trust and the debt hereby secured in all respects as it might deal with Trustor herein, without in any way affecting the liability hereunder or upon the debt hereby secured of any predecessor in interest of the person so dealt with; and no foreclosure or sale of the Mortgaged Property hereby encumbered, nor any forbearance on the part of Agent, nor any extension by Agent of the time for payment of the debt hereby secured, shall operate to release, discharge, modify, change or affect the original liability of any predecessor in interest of the equity owner at the time of such sale, forbearance or extension.

20.	Acceleration of Debt. If there is an Event of Default under the Note or the Credit Agreement or if an event occurs which pursuant to the Note or the Credit Agreement entitles Agent to accelerate the Loan, then, at the option of Agent, the entire indebtedness hereby secured shall become immediately due and payable without further notice, except to the extent any further notice is required under the Credit Agreement.

21.	Additional Rights of Agent.

21.1 Enter and Perform. Trustor authorizes Agent, in addition to all other rights granted by law or by this Deed of Trust, or by any of the other Loan Documents, whenever and as long as any Default hereunder or under the Credit Agreement shall exist and remain uncured beyond the applicable grace period, if any, and without notice beyond the notice, if any, required to be given by the terms of the Note or the Credit Agreement, or upon the occurrence of an Event of Default under the Credit Agreement, to enter and take possession of all or any part of the Mortgaged Property and to use, lease, operate, manage and control the same and conduct the business thereof, and perform lessor’s obligations under any lease or Trustor’s obligations under any other agreement affecting all or any part of the Mortgaged Property, and collect the rents, profits and all receipts of every nature therefrom as Agent shall deem best.

21.2 Repairs and Improvements. Upon every such entry as contemplated in Section 21.1 hereof, Agent may from time to time at the expense of Trustor make all such repairs, replacements, alterations, additions and improvements to the Mortgaged Property as Agent may deem proper, but in no event shall Agent be obligated to do so, and may, but shall not be obligated to, exercise all rights and powers of Trustor, either in the name of Trustor, or otherwise as Agent shall determine. Without limitation express or implied upon the generality of the foregoing, Agent shall have the right to do all things necessary or desirable in order to keep in full force and effect all applicable licenses, permits and authorizations and any amendments thereto.

21.3 Pay Costs and Expenses. Upon such entry as contemplated in Section 21.1 hereof, Agent may, at its option, but without any obligation to do so, do any one or more of the following: pay and incur all expenses necessary or deemed by it appropriate for the holding and operating of the Mortgaged Property, the conduct of any business thereon, the maintenance, repair, replacement, alteration, addition and improvement of the Mortgaged Property, including without limitation payments of taxes, assessments, insurance, wages of employees connected with the Mortgaged Property or any business conducted thereon, charges and reasonable compensation for services of Agent, its attorneys and accountants and all other persons engaged or employed in connection with the Mortgaged Property or of any business conducted thereon and, in addition, Agent, at its option, may, but shall not be obligated to, make payments or incur liability with respect to obligations arising prior to the date it takes possession.

21.4 Add to Secured Indebtedness. All obligations so paid or incurred by Agent shall be reimbursed or paid for by Trustor upon demand and prior to the repayment thereof shall be added to the debt secured hereby and shall bear interest at the Default Rate provided for in the Note or the Credit Agreement, and shall be secured hereby equally and ratably. Agent may also reimburse itself therefor from the income or receipts of the Mortgaged Property or any business conducted thereon, or from the sale of all or any portion of the Mortgaged Property. Agent may also apply toward any of the Obligations any tax or insurance reserve account, deposit or any sum credited or due from Agent to Trustor without first enforcing any other rights of Agent against Trustor or the against any endorser or guarantor of any of the Obligations or against the Mortgaged Property.

21.5 Attorney-In-Fact. Trustor hereby irrevocably constitutes and appoints Agent, or any agent designated by Agent, for so long as this Deed of Trust remains undischarged of record, as attorney-in-fact of Trustor to execute, acknowledge, seal and deliver all instruments, agreements, deeds, certificates and other documents of every nature and description in order to carry out or implement the exercise of Agent’s rights hereunder and under the other Loan Documents.

21.6 Power of Sale. Upon the occurrence of an Event of Default under the Note, the Loan Agreement, this Deed of Trust, or any of the Loan Documents which remains uncured beyond the applicable grace period, if any, then in any such event, Agent, at its option, may:

(i) Institute a foreclosure action in accordance with the law of the State of California or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Mortgaged Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Agent may proceed to final judgment and execution for the amount of the Obligations owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees (including those incurred pursuant to proceedings under 11 U.S.C.) and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid;

(ii) Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Mortgaged Property either as a whole or in separate parcels as Agent may determine at public sale or sales to the highest bidder for cash, in order to pay the Obligations. If the Mortgaged Property is sold as separate parcels, Agent may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law.

21.7 Receivership. Upon the occurrence of an Event of Default under the Note, the Loan Agreement, this Deed of Trust, or any of the Loan Documents, Agent, at its option, may have a receiver appointed to enter into possession of the Mortgaged Property, lease the Mortgaged Property, collect the revenues from any Leases (“Revenue”) and apply them as the appropriate court may direct. Agent shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor. Trustor shall be deemed to have consented to the appointment of the receiver. The collections or receipt of any of the Revenue by Agent or any receiver shall not affect or cure and Event of Default. Agent’s rights hereunder are in addition to its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time.

21.8 Action for Breach of Contract. In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Agent may bring an action for breach of contract against Trustor, for breach of any “environmental provision” (as such term is defined in such Section 736) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or for the enforcement of the environmental provision.

21.9 Waiver of Security. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Agent may waive the security of this Deed of Trust as to any parcel of the land that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any Tangible Property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Agent’s claim against Trustor to judgment, and any other rights and remedies permitted by law. Trustor and Agent acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Agent’s rights under this Section 21.9 are limited to instances in which Trustor or any affiliate, agent, cotenant, partner or joint venture or Trustor either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of hazardous materials, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Agent in writing after Agent’s written request for information concerning the environmental condition of the Mortgaged Property, unless Agent otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of the Deed of Trust.

In the event Agent elects, in accordance with California Code of Civil Procedure Section 726.5, to waive all or part of the security of this Deed of Trust and proceed against Trustor on an unsecured basis, the valuation of the land, the determination of the environmentally impaired status of such security and any cause of action for a money judgment shall, at the request of Agent, be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. Such referee shall be an M.A.I. appraiser selected by Agent and approved by Trustor, which approval shall not be unreasonably withheld or delayed. The decision of such referee shall be binding upon both Trustor and Agent, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Trustor shall pay all reasonable costs and expenses incurred by Agent in connection with any proceeding under California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time.

22.	Contest of Laws. Trustor shall have the right to contest by appropriate legal proceedings, but without cost or expense to Agent or any Lender, the validity of any Legal Requirements affecting the Mortgaged Property subject to the provisions of the Credit Agreement and the Environmental Indemnity dealing with the right to contest, but only if compliance may be so contested without: (a) the imposition of any charge, lien or liability against the Mortgaged Property, (b) the loss or suspension of any license, right or permit with respect to the Mortgaged Property, and (c) causing any Default to exist under the Credit Agreement or any other Loan Document. Subject to the foregoing, Trustor may postpone compliance therewith until the final determination of any such proceedings, provided it shall be prosecuted with due diligence and dispatch, and if any lien or charge is incurred, Trustor may, nevertheless, make the contest and delay compliance, provided Agent is furnished with security satisfactory to Agent in its sole and absolute discretion against any loss or injury by reason of such noncompliance or delay and provided further that the same is and may be done without causing any Default to exist under the Credit Agreement or any of the other Loan Documents.

23.	Notices. Any demand, notice or request by either party to the other shall be given in the manner provided therefor in the Credit Agreement. Unless otherwise provided by applicable law, Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which Trustor, Agent or any Lender and/or Trustee shall be a party, unless brought by Trustee, or of any pending sale under any other deed of trust.

24.	Agent/Lender Not Obligated; Cumulative Rights. Nothing in this instrument shall be construed as obligating Agent or any Lender to take any action or incur any liability with respect to the Mortgaged Property or any business conducted thereon, and all options given to Agent are for its benefit and shall and may be exercised in such order and in such combination as Agent in its sole discretion may from time to time decide.

25.	Severability. In case any one or more of the provisions of this Deed of Trust, the Note, the Assignment of Leases and Rents, the Credit Agreement, any of the other Loan Documents, or any other agreement now or hereafter executed in connection with any one or more of the foregoing are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof. Each of the provisions of every such agreement, document or instrument shall be enforceable by Agent to the fullest extent now or hereafter not prohibited by applicable law.

26.	No Waiver. No consent or waiver, express or implied, by Agent to or of any Default by Trustor shall be construed as a consent or waiver to or of any other Default at the same time or upon any future occasion.

27.	Power of Sale. In exercising its power of sale under this instrument, Agent may sell the Personal Property, or any part thereof, either separately from or together with the Real Estate and the balance of the Mortgaged Property, or any part thereof, either as one parcel or unit or in such separate parcels or units, all as Agent may in its discretion elect; and may so sell the Mortgaged Property, or the Real Estate, as one parcel or unit or in such separate parcels or units, all as Agent may in its discretion elect; and may so sell the Mortgaged Property or any part thereof either separately from or together with the whole or any part of other collateral which may constitute security for any obligation secured by the Mortgaged Property, also as Agent may in its discretion elect. In the event of any separate sale of Personal Property, Agent will give to Trustor reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the address of Trustor as provided in this Deed of Trust at least ten (10) days before the time of the sale or other disposition.

28.

Waivers By Trustor. Trustor, to the fullest extent that Trustor may do so, hereby: (a) agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay or extension, or any redemption after foreclosure sale, and waives and releases all rights of redemption after foreclosure sale, valuation, appraisement, stay of execution, notice of election to mature or declare due the debt secured hereby; and (b) waives all rights to a marshalling of the assets of Trustor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of a sale hereunder of the Mortgaged Property, and agrees not to assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the right of Agent under the terms of this Deed of

Trust or the Note to a sale of the Mortgaged Property for the collection of the indebtedness evidenced by the Note without any prior or different resort for collection, or the right of Agent to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

29.	Trustee. Trustee may resign at any time after furnishing the Agent with written notice of Trustee’s intention to resign. In the event of the resignation or death of Trustee, or Trustee’s failure, refusal or inability, for any reason, to perform any of the trusts herein declared, or, at the option of Agent, without cause, Agent may appoint, in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee. If Agent is a corporation, such appointment may be made on behalf of such Agent by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, or any other authorized officer or agent of Agent. In the event of the resignation or death of any substitute trustee, or such substitute trustee’s failure, refusal or inability to perform such trusts, or, at the option of Agent, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner. Wherever herein the word “Trustee” is used, the same shall mean the person who is the duly appointed trustee in the first paragraph of this Deed of Trust or substitute trustee hereunder at the time in question.

30.	Business Loan: Not Personal Residence. Trustor covenants, warrants and represents that all of the proceeds of the Loan secured hereby were incurred primarily for commercial, investment or business purposes, none of the proceeds of the Loan secured hereby shall be used for personal, family or household purposes, and that no individual liable for the Loan resides or intends to reside in any portion of the Mortgaged Property.

31.	Certification. Trustor hereby certifies that it is a duly organized, validly existing limited liability company organized and in good standing under the laws of the State of Delaware and that the execution and delivery hereof and of all of the other Loan Documents by the Trustor, have been duly authorized and are in full force and effect.

32.	Governing Law and Consent to Jurisdiction.

32.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

32.2 Place of Delivery. Trustor agrees to furnish to Agent at Agent’s office in New York, New York all further instruments, certifications and documents to be furnished hereunder, if any.

32.3 Governing Law. This Deed of Trust, except as otherwise provided in Section 32.4, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of law.

32.4 Exceptions. Notwithstanding the foregoing choice of law:

(a) The creation and perfection of the lien and any assignment of rents and security interest hereunder and the procedures governing the enforcement by Agent or any Lender of its foreclosure and other remedies against Trustor under this Deed of Trust and under the other Loan Documents with respect to the Mortgaged Property or other assets situated in the State of California, including by way of illustration, but not in limitation, non-judicial foreclosure and actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the State of California; and

(b) Agent or any Lender shall comply with applicable law in the State of California to the extent required in connection with the foreclosure of the security interests and liens created under this Deed of Trust and the other Loan Documents with respect to the Mortgaged Property or other assets situated in the State of California.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the State of California shall apply to any parties’ rights and obligations under any of the Loan Documents, which are and shall continue to be governed by the substantive law of the State of New York, except as expressly set forth in clauses (a) and (b) of this Section 32.4. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the State of California is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Deed of Trust, the Loan Agreement or in the other Loan Documents. The parties further agree that Agent or any Lender may enforce its rights under the Loan Documents including, but not limited to, its rights to sue Trustor or to collect any outstanding indebtedness in accordance with applicable law.

32.5 Consent to Jurisdiction. Trustor hereby consents to the nonexclusive personal jurisdiction in any state or Federal court located within the State of New York and the State of California.

33.	Headings. Headings and captions in this Deed of Trust are for convenience and reference only and the words and phrases contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions hereof.

34.	Time of Essence. Time shall be of the essence of each and every provision of the Loan Agreement, the Note, this Deed of Trust and each of the other Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed and delivered as of the date first written above.

TRUSTOR:	SSTI 12714 S LA CIENEGA BLVD, LLC,
a Delaware limited liability company

	By:	Strategic Storage Trust, Inc.,
a Maryland corporation, its Manager

		By:	/s/ H. Michael Schwartz
		Name:	H. Michael Schwartz
		Title:	President

(Notary)